EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2023 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Forward-looking Statements:
This supplemental package of Global Net Lease, Inc. (the “Company”) includes forward-looking statements, including statements regarding the intent, belief or current expectations of us, our operating partnership and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “projects,” “potential,” “predicts,” “expects,” “plans,” “intends,” “would,” “could,” “should” or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants and the global economy and financial markets; that any potential future acquisition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements are set forth under “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” in its Annual Report on Form 10-K , its Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”) and Cash Net Operating Income (“Cash NOI”). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, settlement costs related to our Blackwells/Related Parties litigation, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments and merger related expenses) and certain other expenses, including expenses incurred for our 2023 proxy contest and related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses, including general and administrative expenses incurred for the 2023 proxy contest, related Blackwells/Related Parties litigation, expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Due to the increase in general and administrative expenses as a result of the 2023 proxy contest and related litigation as a portion of our total general and administrative expenses in the first quarter of 2023, we began including this adjustment to arrive at Adjusted EBITDA in order to better reflect our operating performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Key Metrics
As of and for the three months ended December 31, 2023
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$206,726
Net loss attributable to common stockholders	$(59,514)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.26)
Cash NOI [2]	$164,876
Adjusted EBITDA [2]	$158,055
AFFO attributable to common stockholders [2]	$71,656
Dividends paid per share - fourth quarter [3]	$0.354
Dividend yield - annualized, based on quarter end share price	14.3%

Balance Sheet and Capitalization
Gross asset value [4]	$9,182,801
Net debt [5] [6]	5,287,999
Total consolidated debt [6]	5,409,565
Total assets	8,098,977
Liquidity [7]	135,737

Common shares outstanding as of December 31, 2023 (thousands)	230,885

Net debt to gross asset value	57.6%
Net debt to annualized adjusted EBITDA [8]	8.4	x

Weighted-average interest rate cost [9]	4.8%
Weighted-average debt maturity (years) [10]	3.2
Interest Coverage Ratio [11]	2.4	x

Real Estate Portfolio
Square footage (millions)	66.8
Leased	96%
Weighted-average remaining lease term (years) [12]	6.8
Footnotes:
[1]  Adjusted for net loss attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share based off the annualized dividend rate of $1.42.
[4] Defined as total assets plus accumulated depreciation and amortization as of December 31, 2023.
[5]  Represents total debt outstanding of $5.4 billion less cash and cash equivalents of $121.6 million.
[6]  Excludes the effect of discounts and deferred financing costs.
[7] Liquidity includes $14.2 million of availability under the credit facility and $121.6 million of cash and cash equivalents as of December 31, 2023.
[8] Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended December 31, 2023 multiplied by four.
[9]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10] The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (interest expense less  non cash portion of interest expense and amortization of mortgage (discount) premium, net). Adjusted EBITDA and cash paid for interest are  are Non-GAAP metrics and are reconciled below.
[12] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2023	2022
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$1,430,607	$494,101
Buildings, fixtures and improvements	5,842,314	3,276,656
Construction in progress	23,242	26,717
Acquired intangible lease assets	1,359,981	689,275
Total real estate investments, at cost	8,656,144	4,486,749
Less accumulated depreciation and amortization	(1,083,824)	(891,479)
Total real estate investments, net	7,572,320	3,595,270
Assets held for sale	3,188	—
Cash and cash equivalents	121,566	103,335
Restricted cash	40,833	1,110
Derivative assets, at fair value	10,615	37,279
Unbilled straight-line rent	84,254	73,037
Operating lease right-of-use asset	77,008	49,166
Prepaid expenses and other assets	121,997	64,348
Due from related parties	—	464
Deferred tax assets	4,808	3,647
Goodwill	46,976	21,362
Deferred financing costs, net	15,412	12,808
Total Assets	$8,098,977	$3,961,826

LIABILITIES AND EQUITY
Mortgage notes payable, net	$2,517,868	$1,233,081
Revolving credit facility	1,744,182	669,968
Senior notes, net	886,045	493,122
Acquired intangible lease liabilities, net	95,810	24,550
Derivative liabilities, at fair value	5,145	328
Due to related parties	—	1,183
Accounts payable and accrued expenses	99,014	22,889
Operating lease liability	48,369	21,877
Prepaid rent	46,213	28,456
Deferred tax liability	6,009	7,264
Dividends payable	11,173	5,189
Total Liabilities	5,459,828	2,507,907
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	—
7.375% Series E cumulative redeemable perpetual preferred stock	46	—
Common stock	3,639	2,371
Additional paid-in capital	4,350,112	2,683,169
Accumulated other comprehensive (loss) income	(14,096)	1,147
Accumulated deficit	(1,702,143)	(1,247,781)
Total Stockholders' Equity	2,637,752	1,439,021
Non-controlling interest	1,397	14,898
Total Equity	2,639,149	1,453,919
Total Liabilities and Equity	$8,098,977	$3,961,826

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Revenue from tenants	$206,726	$118,168	$95,844	$94,332

Expenses:
Property operating	37,037	13,623	9,033	8,146
Operating fees to related parties	(580)	8,652	10,110	10,101
Impairment charges	2,978	65,706	—	—
Merger, transaction and other costs	4,349	43,765	6,279	99
Settlement costs	—	14,643	15,084	—
General and administrative	16,867	6,977	10,683	5,660
Equity-based compensation	1,058	10,444	2,870	2,925
Depreciation and amortization	98,713	49,232	37,297	37,029
Total expenses	160,422	213,042	91,356	63,960
Operating income (loss) before gain on dispositions of real estate investments	46,304	(94,874)	4,488	30,372
Loss on dispositions of real estate investments	(988)	(684)	—	—
Operating income (loss)	45,316	(95,558)	4,488	30,372
Other income (expense):
Interest expense	(83,575)	(41,161)	(27,710)	(26,965)
Loss on extinguishment of debt	(817)	—	(404)	—
(Loss) gain on derivative instruments	(4,478)	3,217	(774)	(1,656)
Other income	435	119	1,650	66
Total other expense, net	(88,435)	(37,825)	(27,238)	(28,555)
Net (loss) income before income tax	(43,119)	(133,383)	(22,750)	1,817
Income tax expense	(5,459)	(2,801)	(3,508)	(2,707)
Net loss	(48,578)	(136,184)	(26,258)	(890)
Preferred stock dividends	(10,936)	(6,304)	(5,099)	(5,099)
Net loss attributable to common stockholders	$(59,514)	$(142,488)	$(31,357)	$(5,989)

Basic and Diluted Earnings Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.26)	$(1.11)	$(0.30)	$(0.06)
Weighted average shares outstanding:
Basic and Diluted	230,320	130,825	104,149	103,783

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Non-GAAP Measures - Amounts in thousands

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
EBITDA:
Net loss	$(48,578)	$(136,184)	$(26,258)	$(890)
Depreciation and amortization	98,713	49,232	37,297	37,029
Interest expense	83,575	41,161	27,710	26,965
Income tax expense	5,459	2,801	3,508	2,707
EBITDA	139,169	(42,990)	42,257	65,811
Impairment charges	2,978	65,706	—	—
Equity-based compensation	1,058	10,444	2,870	2,925
Merger, transaction and other costs	4,349	43,765	6,279	99
Settlement costs	—	14,643	15,084	—
Loss on dispositions of real estate investments	988	684	—	—
Loss (gain) on derivative instruments	4,478	(3,217)	774	1,656
Loss on extinguishment of debt	817	—	404	—
Other income	(435)	(119)	(1,650)	(66)
Expenses attributable to 2023 proxy contest and related litigation [1]	—	14	7,371	1,716
Expenses attributable to European tax restructuring [2]	2,169	—	—	—
Transition costs related to the Merger and Internalization [3]	2,484	—	—	—
Adjusted EBITDA	158,055	88,930	73,389	72,141
Operating fees to related parties	(580)	8,652	10,110	10,101
General and administrative	16,867	6,977	10,683	5,660
Expenses attributable to 2023 proxy contest and related litigation [1]	—	(14)	(7,371)	(1,716)
Expenses attributable to European tax restructuring [2]	(2,169)	—	—	—
Transition costs related to the Merger and Internalization [3]	(2,484)	—	—	—
NOI	169,689	104,545	86,811	86,186
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,907	1,444	1,297	955
Straight-line rent	(6,720)	(2)	(1,786)	(1,888)
Cash NOI	$164,876	$105,987	$86,322	$85,253

Cash Paid for Interest:
Interest expense	$83,575	$41,161	$27,710	$26,965
Non-cash portion of interest expense	(2,408)	(2,046)	(2,083)	(2,085)
Amortization of mortgage discounts	(15,078)	(3,374)	(237)	(227)
Total cash paid for interest	$66,089	$35,741	$25,390	$24,653
_________
[1] Amounts relate to general and administrative expenses incurred for the 2023 proxy contest and related Blackwells Capital LLC, an affiliate of Blackwells Onshore, and certain others involved with the proxy solicitation (collectively, the “Blackwells/Related Parties”) litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the quarter ended March 31, 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance.
[2] Amount relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for this amount.
[3] Amount includes costs related to (i) compensation incurred for our retiring Co-Chief Executive Officer; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(59,514)	$(142,488)	$(31,357)	$(5,989)
Impairment charges	2,978	65,706	—	—
Depreciation and amortization	98,713	49,232	37,297	37,029
Loss on dispositions of real estate investments	988	684	—	—
FFO (as defined by NAREIT) attributable to common stockholders	43,165	(26,866)	5,940	31,040
Merger, transaction and other costs [1]	4,349	43,765	6,279	99
Settlement costs [2]	—	14,643	15,084	—
Loss on extinguishment of debt	817	—	404	—
Core FFO attributable to common stockholders	48,331	31,542	27,707	31,139
Non-cash equity-based compensation	1,058	10,444	2,870	2,925
Non-cash portion of interest expense	2,408	2,046	2,083	2,085
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,907	1,444	1,297	955
Straight-line rent	(6,720)	(2)	(1,786)	(1,888)
Eliminate unrealized losses (gains) on foreign currency transactions [3]	4,941	(1,933)	1,631	2,647
Amortization of mortgage discounts	15,078	3,374	237	227
Expenses attributable to 2023 proxy contest and related litigation [4]	—	14	7,371	1,716
Expenses attributable to European tax restructuring [5]	2,169	—	—	—
Transition costs related to the Merger and Internalization [6]	2,484	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$71,656	$46,929	$41,410	$39,806

Weighted average common shares outstanding — Basic and Diluted	230,320	130,825	104,149	103,783
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.26)	$(1.11)	$(0.30)	$(0.06)
FFO per common share	$0.19	$(0.21)	$0.06	$0.30
Core FFO per common share	$0.21	$0.24	$0.27	$0.30
AFFO per common share	$0.31	$0.36	$0.40	$0.38
Dividends declared to common stockholders	$81,891	$41,978	$41,674	$41,677
__________
[1] For the three months ended December 31, 2023, September 30, 2023 and June 30, 2023, these costs primarily consist of advisory, legal and other professional costs that were directly related to the Merger and Internalization. The quarter ended March 31, 2023 did not have any of these costs.
[2] In the three months ended September 30, 2023 and June 30, 2023, we recognized these settlement costs which include one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation as well as expense for Common Stock issued to the Blackwells/Related Parties, as required under the cooperation agreement with the Blackwells/Related Parties.
[3] For AFFO purposes, we add back unrealized(gains) losses. For the three months ended December 31, 2023, the loss on derivative instruments was $4.5 million, which consisted of unrealized losses of $4.9 million and realized gains of $0.4 million. For the three months ended September 30, 2023, the gain on derivative instruments was $3.2 million which consisted of unrealized gains of $1.9 million and realized gains of $1.3 million. For the three months ended June 30, 2023, the loss on derivative instruments was $0.8 million which consisted of unrealized losses of $1.6 million and realized gains of $0.8 million. For the three months ended March 31, 2023, the loss on derivative instruments was $1.7 million which consisted of unrealized losses of $2.6 million and realized gains of $0.9 million.
[4] Amounts relate to costs incurred for the 2023 proxy that were specifically related to the Company’s 2023 proxy contest and related Blackwells litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for these amounts.
[5] Amount relates to costs incurred related to the tax restructuring of our European entities. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
[6] Amount includes costs related to (i) compensation incurred for our retiring Co-Chief Executive Officer; (ii) a transition service agreement with the former Advisor and; (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Debt Overview
As of December 31, 2023

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2024	16	0.3	4.0%	$405,240
2025	359	1.6	3.8%	698,775
2026	97	2.4	3.8%	110,287
2027	10	3.9	4.4%	163,191
2028	125	3.6	4.1%	531,229
Thereafter	234	5.1	4.8%	756,661
Total Non-Recourse Debt	841	3.0	4.2%	2,665,383	49%

Recourse Debt
2026 - Revolving Credit Facility		2.8	6.0%	1,744,182
2027 - 3.75% Senior Notes		4.0	3.8%	500,000
2028 - 4.50% Senior Notes		4.8	4.5%	500,000
Total Recourse Debt		3.3	5.3%	2,744,182	51%

Total Debt		3.2	4.8%	$5,409,565	100%

Total Debt by Currency				Percent
USD				81%
EUR				10%
GBP				8%
CAD				1%
Total				100%
__________

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of December 31, 2023, the Company’s total combined debt was 80.0% fixed rate or swapped to a fixed rate and 20.0% floating rate.

[3] Excludes the effect of discounts and deferred financing costs. Current balances as of December 31, 2023 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Future Minimum Lease Rents
As of December 31, 2023
Amounts in thousands

Future Base Rent Payments [1]
2024	$684,657
2025	644,992
2026	595,743
2027	531,830
2028	456,621
Thereafter	2,153,389
Total	$5,067,232
_________
[1] Base rent assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and C$1.00 to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Top Twenty Tenants
As of December 31, 2023
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
Imperial Reliance, LLC	Single Tenant Retail	Gas/Convenience	$22,465	3.1%
McLaren	Industrial & Distribution	Auto Manufacturing	19,564	2.7%
FedEx	Industrial & Distribution	Freight	19,469	2.7%
Fresenius	Single Tenant Retail	Healthcare	15,181	2.1%
Whirlpool	Industrial & Distribution	Consumer Goods	14,682	2.0%
AmeriCold	Industrial & Distribution	Refrigerated Warehousing	13,704	1.9%
Home Depot	Industrial & Distribution / Multi-Tenant Retail	Home Improvement	13,681	1.9%
Truist Bank	Single Tenant Retail	Retail Banking	12,711	1.7%
Foster Wheeler	Office	Engineering	11,265	1.5%
Government Services Administration (GSA)	Office	Government	11,016	1.5%
PetSmart	Multi Tenant Retail	Pet Supplies	10,493	1.4%
ING Bank	Office	Financial Services	10,366	1.4%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,086	1.4%
Dollar General	Single Tenant Retail	Discount Retail	9,745	1.3%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	1.3%
Finnair	Industrial & Distribution	Aerospace	8,920	1.2%
Dick's Sporting Goods	Multi Tenant Retail	Sporting Goods	8,517	1.2%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.2%
Contractors Steel	Industrial & Distribution	Metal Processing	7,952	1.1%
Best Buy	Multi Tenant Retail	Electronics	7,744	1.1%
Subtotal			245,393	33.7%

Remaining portfolio			485,472	66.3%

Total Portfolio			$730,865	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and C$1.00 to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Diversification by Property Type
As of December 31, 2023
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$234,656	32%	33,878	51%	$138,071	36%	21,920	56%
Multi-Tenant Retail	199,702	27%	16,398	25%	119,436	31%	10,189	26%
Single-Tenant Retail	153,535	21%	7,878	12%	39,203	10%	2,548	6%
Office	142,972	20%	8,644	12%	86,927	23%	4,873	12%
Total	$730,865	100%	66,798	100%	$383,637	100%	39,530	100%
________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and $1.00 CAD to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$225,724	32%	33,878	51%	$132,165	35%	21,920	55%
Multi-Tenant Retail	197,326	28%	16,398	25%	118,610	32%	10,189	26%
Single-Tenant Retail	141,200	20%	7,878	12%	38,047	10%	2,548	6%
Office	143,059	20%	8,644	12%	85,774	23%	4,873	13%
Total	$707,309	100%	66,798	100%	$374,596	100%	39,530	100%

[1] Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and $1.00 CAD to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Diversification by Tenant Industry
As of December 31, 2023
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Financial Services	$46,805	6%	3,169	5%	$28,906	8%	2,278	6%
Auto Manufacturing	41,938	6%	4,237	7%	17,676	5%	2,252	6%
Healthcare	39,644	5%	1,726	3%	12,135	3%	580	2%
Discount Retail	37,059	5%	3,785	6%	13,170	3%	1,257	3%
Specialty Retail	31,783	4%	2,708	4%	17,326	5%	1,546	4%
Gas/Convenience	28,784	4%	665	1%	3,597	1%	79	—%
Freight	22,323	3%	2,527	4%	7,036	2%	774	2%
Consumer Goods	21,948	3%	4,705	7%	20,364	5%	4,036	11%
Home Improvement	20,769	3%	2,621	4%	8,311	2%	522	1%
Quick Service Restaurant	19,156	3%	560	1%	3,469	1%	96	—%
Retail Banking	19,015	3%	596	1%	9,777	3%	312	1%
Other [2]	401,641	55%	36,645	57%	241,870	62%	23,815	64%
Total	$730,865	100%	63,944	100%	$383,637	100%	37,547	100%
_________

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and C$1.00 to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

[2] Other includes 94 industry types as of December 31, 2023.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)
Diversification by Geography — As of December 31, 2023 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$582,601	79.7%	55,251	82.6%	$288,372	75.2%	31,078	78.6%
Michigan	61,130	8.4%	6,870	10.3%	36,542	9.5%	4,391	11.1%
Texas	44,704	6.1%	3,244	4.9%	19,539	5.1%	1,653	4.2%
Ohio	42,415	5.8%	6,103	9.1%	26,520	6.9%	4,224	10.7%
Georgia	40,324	5.5%	3,074	4.6%	7,138	1.9%	503	1.3%
North Carolina	35,506	4.9%	5,008	7.5%	17,627	4.6%	3,434	8.7%
Illinois	29,725	4.1%	2,985	4.5%	19,447	5.1%	2,387	6.0%
Alabama	25,669	3.5%	2,168	3.2%	5,008	1.3%	598	1.5%
Florida	25,427	3.5%	1,652	2.5%	16,531	4.3%	1,121	2.8%
South Carolina	23,641	3.2%	2,622	3.9%	7,609	2.0%	1,047	2.6%
California	21,909	3.0%	1,520	2.3%	21,667	5.6%	1,347	3.4%
Kentucky	18,567	2.5%	1,611	2.4%	8,837	2.3%	894	2.3%
Pennsylvania	18,090	2.5%	1,338	2.0%	10,144	2.6%	747	1.9%
Indiana	16,965	2.3%	2,437	3.6%	10,111	2.6%	1,366	3.5%
Oklahoma	14,793	2.0%	1,187	1.8%	6,252	1.6%	564	1.4%
Missouri	14,184	1.9%	1,221	1.8%	9,188	2.4%	838	2.1%
Tennessee	12,188	1.7%	1,335	2.0%	7,538	2.0%	692	1.8%
Louisiana	12,047	1.6%	868	1.3%	3,409	0.9%	369	0.9%
Massachusetts	10,689	1.5%	1,007	1.5%	9,960	2.6%	969	2.5%
New Jersey	9,985	1.4%	430	0.6%	—	—%	—	—%
New York	8,983	1.2%	1,073	1.6%	3,590	0.9%	338	0.9%
Wisconsin	8,488	1.2%	664	1.0%	5,215	1.4%	359	0.9%
Mississippi	8,143	1.1%	630	0.9%	542	0.1%	23	0.1%
Kansas	8,120	1.1%	689	1.0%	4,764	1.2%	531	1.3%
Arkansas	7,827	1.1%	486	0.7%	5,693	1.5%	398	1.0%
Nevada	7,818	1.1%	423	0.6%	344	0.1%	14	—%
Minnesota	6,419	0.9%	646	1.0%	1,346	0.4%	222	0.6%
Maryland	4,784	0.7%	419	0.6%	2,502	0.7%	290	0.7%
Connecticut	4,598	0.6%	402	0.6%	2,742	0.7%	305	0.8%
New Mexico	4,543	0.6%	415	0.6%	2,752	0.7%	301	0.8%
Virginia	3,850	0.5%	332	0.5%	2,138	0.6%	233	0.6%
Iowa	3,837	0.5%	402	0.6%	2,361	0.6%	269	0.7%
Colorado	3,290	0.5%	138	0.2%	2,694	0.7%	94	0.2%
West Virginia	3,133	0.4%	345	0.5%	353	0.1%	47	0.1%
New Hampshire	2,912	0.4%	345	0.5%	2,375	0.6%	256	0.6%
Maine	2,323	0.3%	76	0.1%	2,121	0.6%	64	0.2%
Rhode Island	2,208	0.3%	107	0.2%	—	—%	—	—%
Wyoming	1,840	0.3%	103	0.2%	—	—%	—	—%
North Dakota	1,814	0.2%	193	0.3%	884	0.2%	47	0.1%
Nebraska	1,671	0.2%	113	0.2%	794	0.2%	39	0.1%
Montana	1,663	0.2%	100	0.1%	—	—%	—	—%
South Dakota	1,474	0.2%	101	0.2%	1,110	0.3%	54	0.1%
Utah	1,430	0.2%	53	0.1%	315	0.1%	12	—%
Vermont	1,316	0.2%	235	0.4%	84	—%	22	0.1%
Idaho	783	0.1%	36	0.1%	249	0.1%	6	—%
Alaska	424	0.1%	9	—%	—	—%	—	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	337	—%	10	—%	337	0.1%	10	—%
Washington, DC	249	—%	4	—%	—	—%	—	—%
United Kingdom	81,203	11.1%	5,238	7.9%	61,638	16.1%	4,399	11.1%
Netherlands	16,817	2.3%	1,007	1.5%	3,882	1.0%	364	0.9%
Finland	14,606	2.0%	1,457	2.2%	—	—%	—	—%
Germany	10,400	1.4%	1,584	2.4%	10,400	2.7%	1,584	4.0%
France	7,736	1.1%	1,394	2.1%	7,736	2.0%	1,394	3.5%
Luxembourg	5,892	0.8%	156	0.2%	—	—%	—	—%
Channel Islands	5,847	0.8%	114	0.2%	5,847	1.5%	114	0.3%
Canada	3,132	0.4%	372	0.6%	3,132	0.8%	372	0.9%
Italy	2,240	0.3%	196	0.3%	2,240	0.6%	196	0.5%
Spain	391	0.1%	29	—%	390	0.1%	29	0.1%
Total	$730,865	100%	66,798	100%	$383,637	100%	39,530	100%
____________
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP, €1.00 to $1.10 for EUR and C$1.00 to $0.75 as of December 31, 2023 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2023 (Unaudited)

Lease Expirations
As of December 31, 2023

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)
2024	201	$44,305	6.1%	3,087	4.8%
2025	244	58,300	8.0%	5,047	7.9%
2026	234	62,604	8.6%	4,411	6.9%
2027	267	72,553	9.9%	6,786	10.6%
2028	327	88,490	12.1%	8,887	13.9%
2029	263	84,297	11.5%	7,993	12.5%
2030	119	54,067	7.4%	3,909	6.1%
2031	94	36,962	5.1%	5,420	8.5%
2032	103	37,811	5.2%	3,063	4.8%
2033	100	37,693	5.2%	2,715	4.2%
2034	56	22,781	3.1%	1,503	2.4%
2035	16	11,932	1.6%	1,137	1.8%
2036	44	9,943	1.4%	967	1.5%
2037	25	3,862	0.5%	239	0.4%
2038	139	31,065	4.3%	1,849	2.9%
2039	74	20,341	2.8%	1,945	3.0%
Thereafter (>2039)	165	53,859	7.4%	4,986	7.8%
Total	2,471	$730,865	100%	63,944	100%
__________
[1] Annualized rental income converted from local currency into USD as of December 31, 2023 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.